ARTICLES AND CERTIFICATE OF MERGER

         THESE ARTICLES AND CERTIFICATE OF MERGER are entered into this ___ day of February, 2000, by and between Sonicport.com, Inc., a Colorado corporation ("Sonic- Colorado") and Sonicport.com, Inc., a Nevada corporation
("Sonic-Nevada"). Sonic-Colorado and Sonic-Nevada are referred to herein collectively as the "Constituent Corporations".

         FIRST: The Agreement and Plan of Merger ("Plan of Merger") entered into between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with 7-101-201 of Colorado Revised Statutes.

         SECOND: Sonic-Nevada shall be the surviving corporation. The Articles of Incorporation and Bylaws of Sonic-Nevada shall be the Articles of Incorporation and Bylaws of the surviving corporation.

         THIRD: On October 12, 1999, 23,246,835 shares of Common Stock of Sonic-Colorado were entitled to vote on the Plan of Merger, and 15,522,889 shares approved the Plan of Merger on that date. The number of votes cast was sufficient for approval. The approval of owners of Sonic-Nevada was not required.

         FOURTH: The complete executed Plan of Merger is on file at the registered office of Sonic-Nevada, located at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. A copy of the Plan of Merger will be furnished by Sonic-Nevada, on request and without cost, to any shareholder of the Constituent Corporations.

         FIFTH: Sonic-Nevada, as the surviving corporation, agrees that it may be served with process in the State of Colorado in any proceeding for enforcement of any obligation of the surviving corporation arising from the merger and irrevocably appoints the Secretary of State as its agent to accept service of process in any suit or other proceedings. Any copy of such process should be mailed to 1641 20th Street, Santa Monica, CA 90404.

         IN WITNESS WHEREOF, the Constituent Corporations have caused these Articles and Certificate of Merger to be signed as of the ______ day of February, 2000.

                                                     SONIC-COLORADO:

ATTEST:                                              SONICPORT.COM, INC.,
                                                     a Colorado corporation

/S/ Bill Cooper                                      By: /S/ David Baeza
----------------------                                   -----------------------
Bill Cooper, Secretary                                   David Baeza, President

                                                     SONIC-NEVADA:

ATTEST:                                              SONICPORT.COM, INC.
                                                     a Nevada corporation


/S/ Bill Cooper                                      By: /S/ David Baeza
----------------------                                   -----------------------
Bill Cooper, Secretary                                   David Baeza, President

                            CORPORATE ACKNOWLEDGEMENT
                               SONICPORT.COM, INC.
                             A COLORADO CORPORATION

STATE OF CALIFORNIA        )
                           )  ss.
CITY OF SANTA MONICA       )

         On this ______ day of February, 2000, before me , the undersigned officer, personally appeared David Baeza, known personally to me to be person who executed the foregoing document as the President of Sonicport.com, Inc., a Colorado corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         My commission expires:


                                                 -------------------------------
S E A L                                              Notary Public




                            CORPORATE ACKNOWLEDGEMENT
                               SONICPORT.COM, INC.
                              A NEVADA CORPORATION


STATE OF CALIFORNIA        )
                           )  ss.
CITY OF SANTA MONICA       )

         On this ________ day of February, 2000, before me , the undersigned officer, personally appeared David Baeza, known personally to me to be person who executed the foregoing document as the President of Sonicport.com, Inc., a Nevada corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         My commission expires:


                                                 -------------------------------
S E A L                                              Notary Public

                          AGREEMENT AND PLAN OF MERGER


SONICPORT.COM INC.,
a Nevada corporation
and
SONICPORT.COM INC.,
a Colorado corporation


         1. AGREEMENT AND PLAN OF MERGER. Sonicport.com Inc., a Nevada corporation located at 1621 20th Street, Santa Monica, California 90404 ("Sonic-Nevada"), was created for the sole purpose of effecting a merger of Sonicport.com Inc., a Colorado corporation located at 1621 20th Street, Santa Monica, California 90404 ("Sonic-Colorado"), with and into Sonic-Nevada.

         As a result of the merger of Sonic-Colorado with and into Sonic-Nevada, Sonic- Colorado shall cease to exist. Sonic-Nevada shall be the surviving corporation ("Surviving Corporation") in the merger. The Articles of Incorporation, Bylaws, Directors and Officers of Sonic-Nevada shall be the Articles of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation.

         Each share of Sonic-Colorado $0.0001 par value common stock (the "Sonic-Colorado Common Stock") issued and outstanding on the Effective Date shall be converted or exchanged by the Surviving Corporation into one share of Sonic-Nevada $0.0001 par value common stock (the "Sonic-Nevada Common Stock"). No shares of Sonic-Nevada Common Stock were issued prior to the merger. >From and after the Effective Date, each certificate which previously represented shares of Sonic-Colorado Common Stock will be deemed for all corporate purposes to evidence ownership of an equal number of full shares of Sonic- Nevada Common Stock. Certificates representing Sonic-Colorado Common Stock will be replaced after the Effective Date only when submitted to the transfer agent with a request that they be so replaced or when they are presented for transfer.

         2. CONSENT TO SERVICE OF PROCESS. The Board of Directors of Sonic-Nevada has unanimously consented to be served with process in the State of Colorado in any proceeding for enforcement of any obligation of Sonic-Nevada, including any suit or other proceeding to enforce the right of any stockholders of the former Sonic-Colorado as determined in appraisal proceedings pursuant to
Section 7-113-102 of the Colorado Law, and the Colorado Secretary of State is irrevocably appointed as its agent to accept service of process in any such suit or other proceedings. The Colorado Secretary of State shall mail a copy of any such process to Sonic-Nevada at 1621 20th Street, Santa Monica, California 90404.

         3. EFFECTIVE DATE. This Agreement and Plan of Merger shall become effective immediately upon filing the Articles and Certificate of Merger in the State of Nevada and State of Colorado ("Effective Date").

         This Agreement and Plan of Merger hereby is adopted, approved, certified, executed and acknowledged by Sonic-Nevada and Sonic-Colorado as of the ________day of February, 2000.

                                                     SONIC-COLORADO:

ATTEST:                                              SONICPORT.COM, INC.,
                                                     a Colorado corporation

/S/ Bill Cooper                                      By: /S/ David Baeza
-------------------------                                -----------------------
Bill Cooper, Secretary                                   David Baeza, President




                                                     SONIC-NEVADA

ATTEST:                                              SONICPORT.COM, INC.,
                                                     a Colorado corporation

/S/ Bill Cooper                                      By: /S/ David Baeza
------------------------                                 -----------------------
Bill Cooper, Secretary                                   David Baeza, President

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